Exhibit 4.4

PIMCO ASSET-BASED LENDING COMPANY LLC Share Repurchase Plan Effective as of June 2, 2025 Definitions Operating Manager – shall mean Pacific Investment Management Company LLC, a Delaware limited liability company. Anchor Shares – shall mean the Anchor I Shares, the Anchor II Shares, the Anchor II-B Shares and the Anchor III Shares. Anchor I Shares – shall mean the limited liability company interests designated as Anchor I Shares of each of Series I and Series II. Anchor II Shares – shall mean the limited liability company interests designated as Anchor II Shares of each of Series I and Series II. Anchor II-B Shares – shall mean the limited liability company interests designated as Anchor II-B Shares of each of Series I and Series II. Anchor III Shares – shall mean the limited liability company interests designated as Anchor III Shares of Series II. E Shares – shall mean the limited liability company interests designated as E Shares of each of Series I and Series II. Standard A Shares – shall mean the limited liability company interests designated as Standard A Shares of each of Series I and Series II. Standard B Shares – shall mean the limited liability company interests designated as Standard B Shares of each of Series I and Series II. Company – shall mean PIMCO Asset-Based Lending Company LLC, a Delaware limited liability company. Dealer Manager – shall mean PIMCO Investments LLC. NAV – shall mean the net asset value of the Company attributable to its Shareholders or the net asset value of a class of its Shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures. NAV per Share – shall mean the NAV for the applicable type of Share for the applicable Series. Plan – shall mean this Share Repurchase Plan of the Company. Shares – shall mean the Anchor I Shares, Anchor II Shares, Anchor II-B Shares, Anchor III Shares, E Shares, Standard A Shares and Standard B Shares of each of Series I and Series II, as applicable. Shareholders – shall mean the holders of Anchor I Shares, Anchor II Shares, Anchor II-B Shares, Anchor III Shares, E Shares, Standard A Shares or Standard B Shares of each of Series I and Series II, as applicable. Transaction Price – shall mean the repurchase price per Share for each type of Shares for each Series, which shall be equal to the then-current offering price before withholding taxes, applicable selling commissions and dealer manager fees.

Any terms used herein but not defined shall have the meaning given them in the Company’s registration statement on Form 10 on file with the U.S. Securities and Exchange Commission (the “SEC”), or as otherwise defined in more recent Exchange Act filings by the Company. Share Repurchase Plan Shareholders may request that the Company repurchase its Shares through their financial advisor or directly with the Company’s transfer agent. The procedures relating to the repurchase of the Company’s Shares are as follows: Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under this Plan, impact the timing of a Shareholder receiving repurchase proceeds and require different paperwork or process than described in this Plan. Shareholders should contact their broker-dealer first if they want to request the repurchase of their Shares. Under this Plan, the Company may choose to, or choose not to, conduct repurchases for any particular quarter. To the extent the Company chooses to repurchase Shares in any particular quarter, the Company will only repurchase Shares during the repurchase window, which the Company expects (but does not guarantee and may change in its sole discretion) will open at least 10 business days before the publishing of the prior-quarter NAV during each quarter, and remain open until the later of (a) 20 business days in total have elapsed since the opening of the repurchase window or (b) 10 business days have elapsed following the date on which NAV per Share as to each type of Share is made publicly available. To have Shares repurchased, a Shareholder’s repurchase request and required documentation must be received by the Company’s transfer agent in good order by 4:00 p.m. (Eastern time) no later than the last business day of the repurchase window (such last business day, the “Repurchase Date”). The Company expects settlements of Share repurchases to be made within three to five business days of the Repurchase Date. Repurchase requests received and processed by the Company’s transfer agent will be effected at a repurchase price equal to the Transaction Price on the applicable Repurchase Date (which will generally be equal to the applicable NAV per Share as of the last business day of the prior quarter). A Shareholder may withdraw its, his or her repurchase request by notifying the transfer agent directly or through the Shareholder’s financial intermediary. Repurchase requests must be cancelled (by notice to the Company) before 4:00 p.m. (Eastern time) on the applicable Repurchase Date. Repurchase requests received and processed by the Company’s transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by the Company, in its sole discretion, and such determination shall be final and binding. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required. Shareholders may also receive repurchase proceeds via wire transfer; provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution; provided that the Shareholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members). A medallion signature guarantee will be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Company reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. The Company may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) a Shareholder wishes to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than such Shareholder’s address of record for the past 30 days; or (3) the Company’s transfer agent cannot confirm a Shareholder’s identity or suspects fraudulent activity. If a Shareholder has made multiple purchases of the Company’s Shares, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request. Minimum Account Repurchases In the event that any Shareholder fails to maintain the minimum balance of $500 of the Company’s Shares, the Company may repurchase all of the Shares held by that Shareholder at the repurchase price in effect on the date the Company determines that such Shareholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s NAV per Share. Early Repurchase Fee Requests for repurchase will be subject to an early repurchase fee (the “Early Repurchase Fee”) of 5% of the NAV of any Anchor I Shares, Anchor II Shares, Anchor II-B Shares and/or Anchor III Shares repurchased from a Shareholder, in each case, if such Shares are repurchased within 24 months of the date at which the Company first issues Anchor Shares to third-party investors (the “Launch Date”). For the avoidance of doubt, E Shares, Standard A Shares and Standard B Shares will not be subject to an Early Repurchase Fee. Any Early Repurchase Fee will inure to the benefit of the Company. The Company may, from time to time, waive the Early Repurchase Fee in the case of repurchases resulting from death, qualifying disability or divorce. For certain feeder vehicles and similar arrangements in certain markets, the Company may not apply the Early Repurchase Fee to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, the Company may not apply the Early Repurchase Fee on repurchases of the Company’s Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. All questions as to the applicability of the Early Repurchase Fee including the specific facts pertaining thereto and the validity, form and eligibility (including time of receipt of required documents) of a waiver from the Early Repurchase Fee will be determined by the Company or the Operating Manager, in their sole discretion, and their determination will be final and binding. Sources of Funds for Repurchases The Company may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of the Company’s assets, and the Company has no limits on the amounts it may fund from such sources, as long as the Company is able to pay its indebtedness as it becomes due in the usual course of business and its total assets are not less than its total liabilities.

Repurchase Limitations The Company may repurchase fewer Shares than have been requested in any particular calendar quarter to be repurchased under this Repurchase Plan, or none at all, in its discretion at any time. In addition, the aggregate NAV of total repurchases of Anchor I Shares, Anchor II Shares, Anchor II-B Shares, Anchor III Shares, E Shares, Standard A Shares and Standard B Shares (including repurchases at certain non-U.S. investor access funds primarily created to hold Shares of the Company, if applicable) will be limited to no more than 5.0% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV across both Series as of the end of the immediately preceding three months). In the event that the Company determines to repurchase some but not all of the Shares submitted for repurchase during any quarter, Shares submitted for repurchase during such quarter will be repurchased on a pro rata basis after the Company has repurchased all Shares for which repurchase has been requested due to death, disability, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder and any minimum account repurchases made by the Company. Any such repurchase requests due to death, disability, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence will be subject to the Company’s approval following a review of supporting documents evidencing the applicable event, and the applicable event must have occurred post purchase of the Shares by the relevant Shareholder. All unsatisfied repurchase requests must be resubmitted in a later quarter. The Transaction Price for each quarter will be available on the Company’s website at www.pimco.com/palcoseriesi, www.pimco.com/palcoseriesii and/or in Exchange Act filings filed with the SEC. Should repurchase requests, in the Company’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company as a whole, or should the Company otherwise determine that investing its liquid assets in illiquid instruments rather than repurchasing the Company’s Shares is in the best interests of the Company as a whole, the Company may choose to repurchase fewer Shares in any particular quarter than have been requested to be repurchased, or none at all. Further, the Company’s board of directors may make exceptions to, modify or suspend this Plan if, in its reasonable judgment, it deems such action to be in the best interest of the Company and its Shareholders. Alternatively, in the event that we receive repurchase requests in excess of applicable limits, the Board may consider, in its sole discretion, steps in order to provide additional liquidity to Shareholders, including tender offers or other measures. In addition, the Board may make the determination to terminate our Repurchase Plan, temporarily or permanently, and institute a tender offer or other liquidity plan, in compliance with applicable law, regulation and policy, in its place. Material modifications, including any amendment to the 5.0% quarterly limitations on repurchases, to and suspensions of the Plan will be promptly disclosed to Shareholders in an Exchange Act filing by us. Material modifications will also be disclosed on the Company’s website. In addition, the Company may determine to suspend this Plan due to regulatory changes, changes in law or if the Company becomes aware of undisclosed material information that it believes should be publicly disclosed before Shares are repurchased. Once this Plan is suspended, this Plan requires the Company’s board of directors to consider the recommencement of the plan at least quarterly. Continued suspension of this Plan would only be permitted under the Plan if the Board determines that the continued suspension of the Plan is in the best interest of the Company and its Shareholders. The Company’s board of directors must affirmatively authorize the recommencement of this Plan before Shareholder requests will be considered again. The Company’s board of directors cannot terminate this Plan absent a liquidity event which results in Shareholders receiving cash or securities listed on a national securities exchange, or results in the Shares being quoted on the over the counter market or otherwise becoming traded on a secondary market or where otherwise required by law. Shareholders who are exchanging a type of the Company’s Shares for Shares of a type with an equivalent aggregate NAV will not be subject to, and will not be treated as repurchase for the calculation of, the 5% quarterly limitations on repurchases. Items of Note Shareholders will not receive interest on amounts represented by uncashed repurchase checks; Under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld;

IRS regulations require the Company to determine and disclose on Form 1099-B the adjusted cost basis for Shares sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless a Shareholder elects otherwise, which such Shareholder may do by checking the appropriate box on the repurchase authorization form or calling the Company’s customer service number at (844) 705-0386, the Company will utilize the first-in-first-out method; and All of the Company’s Shares requested to be repurchased must be beneficially owned by the Shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the Shareholder of record of the Shares or his or her estate, heir or beneficiary, and such Shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Company may ask the requesting party to provide evidence satisfactory to the Company that the Shares requested for repurchase are not subject to any liens or encumbrances. If the Company determines that a lien exists against the Shares, the Company will not be obligated to repurchase any Shares subject to the lien. Mail and Telephone Instructions The Company and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Shareholder transactions if they reasonably believe that such instructions were genuine. The Company’s transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the Shareholder to provide certain specific identifying information on file and sending written confirmation to Shareholders of record no later than five days following execution of the instruction. Failure by the Shareholder or its agent to notify the Company’s transfer agent in a timely manner, but in no event more than 60 days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy will relieve the Company, the Company’s transfer agent and the financial advisor of any liability with respect to the discrepancy.

PIMCO Asset-Based Lending Company LLC Repurchase Authorization Use this form to request repurchase of your shares in PIMCO Asset-Based Lending Company LLC. Please complete all sections below. (1) REPURCHASE FROM THE FOLLOWING ACCOUNT NAME(S) ON THE ACCOUNT TELEPHONE NUMBER ACCOUNT NUMBER SOCIAL SECURITY NUMBER/TIN FINANCIAL ADVISOR NAME FINANCIAL ADVISOR PHONE NUMBER (2) REPURCHASE AMOUNT Type of Share Class to be repurchased: (Check one) All Shares Number of Shares Dollar Amount (3) REPURCHASE TYPE (Check one) Normal Death Disability Divorce Dissolution Bankruptcy Insolvency Adjudicated Incompetence Additional documentation is required if repurchasing due to Death, Disability, Divorce, Dissolution, Bankruptcy, Insolvency, or Adjudicated Incompetence. Contact Investor Relations for detailed instructions at PALCOTA INQ@statestreet.com. (4) PAYMENT INSTRUCTIONS Indicate how you wish to receive your repurchase payment below. If an option is not selected, a check will be sent to your address of record. Repurchase proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature. (Check one) Cash/Check Mailed to Address of Record (Only available for Non-Custodial and Non-Broker Controlled Accounts) Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required) I authorize PIMCO Asset-Based Lending Company LLC or its agent to deposit my distribution into my checking or savings account. NAME / ENTITY NAME / FINANCIAL INSTITUTION MAILING ADDRESS CITY STATE ZIP CODE ACCOUNT NUMBER Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodian Investors Only) I authorize PIMCO Asset-Based Lending Company LLC or its agent to deposit my distribution into my checking or savings account. In the event that PIMCO Asset-Based Lending Company LLC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP CODE ACCOUNT NUMBER YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

PIMCO Asset-Based Lending Company LLC Repurchase Authorization Use this form to request repurchase of your shares in PIMCO Asset-Based Lending Company LLC. Please complete all sections below. (5) COST BASIS SELECTION (Select only one) U.S. federal income tax information reporting rules generally apply to certain transactions in our Series I shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service (“IRS”) and to you. Generally, these rules apply to our Series I shares, including those purchased through our distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these new rules and your cost basis reporting options. Indicate below the cost basis method you would like us to apply. IMPORTANT: If an option is not selected, your cost basis will be calculated using the FIFO method. FIFO (First – In / First Out) LIFO (Last – In / First Out) Consult your tax advisor to determine whether this method is available to you. Specific Lots If you have selected “Specific Lots,” please identify the lots below: DATE OF PURCHASE AMOUNT OF PURCHASE DATE OF PURCHASE AMOUNT OF PURCHASE DATE OF PURCHASE AMOUNT OF PURCHASE (6) AUTHORIZATION AND SIGNATURE IMPORTANT: Signature Guarantee may be required if any of the following applies: Amount to be repurchased is $500,000 or more. The repurchase is to be sent to an address other than the address we have had on record for the past 30 days. The repurchase is to be sent to an address other than the address on record. If an individual’s name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name. The repurchase proceeds are deposited directly according to banking instructions provided on this form. (Non Custodial Investors Only) INVESTOR NAME SIGNATURE DATE CO-INVESTOR NAME SIGNATURE DATE CUSTODIAN AND/OR BROKER/DEALER AUTHORIZATION SIGNATURE OF AUTHORIZED PERSON Medallion Signature Guarantee (REQUIRED)

www.pimco.com/palcoseriesiwww.pimco.com/palcoseriesiiwww.pimco.com/palcoseriesiwww.pimco.com/palcoseriesiiPIMCO Asset-Based Lending Company LLC Repurchase Authorization Use this form to request repurchase of your shares in PIMCO Asset-Based Lending Company LLC. Please complete all sections below. (6) AUTHORIZATION AND SIGNATURE Please refer to the private placement memorandum you received in connection with your initial investment in PIMCO Asset-Based Lending Company LLC, as amended by any amendments or supplements to that private placement memorandum for a description of the current terms of our share repurchase plan. The repurchase price and repurchase window dates will be available at www.pimco.com/palcoseriesi, www.pimco.com/palcoseriesii and/or filed with the U.S. Securities and Exchange Commission. There are various limitations on your ability to request that we repurchase your shares. In addition, for each Series, the aggregate NAV of total repurchases of Anchor I Shares, Anchor II Shares, Anchor II-B Shares, Anchor III Shares, E Shares, Standard A Shares and Standard B Shares (collectively, “Shares”) will be limited up to 5% of the aggregate NAV of our outstanding Shares at a price based on the NAV per Share for each applicable type as of the last business day of the quarter prior to the commencement of the share repurchase. Our board of directors may determine to make exceptions to amend or suspend our share repurchase plan without shareholder approval. Material modifications to and suspensions of the share repurchase plan will be made available at www.pimco.com/palcoseriesi and www.pimco.com/palcoseriesii. Repurchase of shares, when requested, will generally be made quarterly; provided however, that the board of directors may determine from time to time to adjust the timing of repurchases. All requests for repurchases must be received in good order by 4:00 p.m. (Eastern time) on the last business day of the repurchase window for the applicable quarter. A shareholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the shareholder’s financial intermediary, on our toll-free, automated telephone line, (844) 705-0386. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the repurchase window for the applicable quarter. We cannot guarantee that we will have sufficient available funds or that we will otherwise be able to accommodate any or all requests made in any applicable repurchase period. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by the Company, in its sole discretion, and such determination shall be final and binding. If share repurchases are conducted in a given quarter, such share repurchases under our share repurchase plan will be effectuated within 3 to 5 business days of the closing of the repurchase window of each calendar quarter and we expect to declare monthly distributions at the discretion of the board of directors with a record date as of the close of business of the last calendar day of each month commencing with the end of the first full calendar quarter after PIMCO Asset-Based Lending Company LLC accepts the first subscriptions from third-party investors. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. Questions regarding your account should be directed to: PALCOTA INQ@statestreet.com Regular Mail To: PIMCO Asset-Based Lending Company LLC 650 Newport Center Drive, Newport Beach, CA 92660 Overnight To: PIMCO Asset-Based Lending Company LLC 650 Newport Center Drive, Newport Beach, CA 92660 www.pimco.com/palcoseriesiwww.pimco.com/palcoseriesiiwww.pimco.com/palcoseriesiwww.pimco.com/palcoseriesii www.pimco.com/palcoseriesiwww.pimco.com/palcoseriesiiwww.pimco.com/palcoseriesiwww.pimco.com/palcoseriesii

PIMCO Asset-Based Lending Company LLC Repurchase Authorization Use this form to request repurchase of your shares in PIMCO Asset-Based Lending Company LLC. Please complete all sections below. Required Pre-Clearance Questions If you are a PIMCO or PALCO employee, certain non-employee personnel1, officer, director, or an Immediate Family Member thereof,2 please select one or more applicable option(s) below (required) and complete the Pre-Clearance Questions below: PIMCO employee/personnel or Immediate Family Member PALCO officer or director (including PIMCO employee who is PALCO officer or director) or Immediate Family Member For all transactions via the Executive Deferred Compensation Plan or otherwise in respect of PALCO, please answer the following questions to the best of your knowledge and belief: Yes No Do you have any questions about the fact that written approval is required prior to (i) transferring an interest in or (ii) partially or fully requesting repurchases of shares of in PALCO prior to PALCO being wound down and that requests to transfer or have shares repurchased will be reviewed on a case-by-case basis and there is no guarantee that the request will be approved? Do you possess information regarding any material and nonpublic changes to PALCO (e.g., pending changes in the share repurchase plan withdrawal rights, changes to the strategy, key personnel, material changes to NAV or otherwise)? Do you have any questions regarding your obligations under PIMCO’s MNPI Policy, which prohibits (i) sharing material non-public information about PALCO or PALCO’s holdings with any individual who is not authorized to possess such information; or (ii) using such information to make or influence others to make an investment decision with respect to PALCO? Are you a Section 16 filer of PALCO? If yes, have you engaged in any opposite way transaction with PALCO, including compensation with PALCO, within the last 180 days? 1Non-employee personnel includes certain contractors, advisors, long-term consultants, temporary employees, interns and other individuals associated with PIMCO or its affiliates and subject to PIMCO’s Code of Ethics. 2“Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships.